As filed with the Securities and Exchange Commission on February 13, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation or organization)	39-0394230 (I.R.S. employer identification number)
P.O. Box 619100
Dallas, Texas 75261-9100
(972) 281-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grant B. McGee
Senior Vice President, General Counsel & Corporate Secretary
Kimberly-Clark Corporation
P.O. Box 619100
Dallas, Texas 75261-9100
(972) 281-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants

This prospectus relates to debt securities, common stock, preferred stock and warrants that we may sell from time to time in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for shares of our common stock or other securities.
Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. We will provide specific terms of the offerings in supplements to this prospectus. A prospectus supplement also may modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.
The common stock of Kimberly-Clark Corporation is listed on the New York Stock Exchange (the “NYSE”) under the symbol “KMB.” Any common stock of Kimberly-Clark Corporation sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.
Investing in these securities involves certain risks. See the “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2025.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this prospectus. The date of this prospectus can be found on the first page. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

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About This Prospectus
This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
Unless we otherwise specify or the context otherwise requires, references to “Kimberly-Clark,” “we,” “us” and “our” refer to Kimberly-Clark Corporation and its consolidated subsidiaries.
Risk Factors
An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information” below as well as the risks included and incorporated by reference in this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, including the specific risks that may be included in a prospectus supplement under the caption “Risk Factors.”
Where You Can Find More Information
We file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov and on our website at http://www.kimberly-clark.com. The information on our website is not part of this prospectus.
The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information later filed with the SEC automatically updates and supersedes information in this prospectus.
We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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Our annual report on Form 10-K for the year ended December 31, 2024;

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The information in our definitive proxy statement filed on March 11, 2024 that is incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2023;

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Our current report on Form 8-K filed on January 28, 2025 (in each case, except for any information contained therein which is furnished rather than filed); and

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The description of our common stock contained in Exhibit (4)f to our annual report on Form 10-K for the year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

We are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

We will provide to you at no charge, upon your written or oral request, a copy of these filings or any other information incorporated by reference in this prospectus, other than exhibits to the filings which are not specifically incorporated by reference. You may request this information by contacting us at the following address and telephone number:
Kimberly-Clark Corporation
P.O. Box 619100
Dallas, Texas 75261-9100
Attention: Corporate Secretary
(972) 281-1200

Forward-Looking Statements
Any prospectus supplement and documents incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “seeks,” “aims,” “goals,” “targets,” “plans,” “forecasts,” “projects,” “estimates,” “believes,” “continues,” “may,” “will,” “should,” “would,” “could,” “might” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning the business outlook, including raw material, energy and other input costs, the anticipated charges and savings from the 2024 Transformation Initiative, cash flow and uses of cash, growth initiatives, innovations, marketing and other spending, net sales, anticipated currency rates and exchange risks, including the impact in Argentina and Türkiye, effective tax rate, contingencies and anticipated transactions of Kimberly-Clark, including dividends, share repurchases and pension contributions. These statements are based upon management’s expectations and beliefs concerning future events impacting us. There can be no assurance that these future events will occur as anticipated or that our results will be as estimated.
The assumptions used as a basis for the forward-looking statements include many estimates that, among other things, depend on the achievement of future cost savings and projected volume increases. In addition, many factors outside our control, including the risk that we are not able to realize the anticipated benefits of the 2024 Transformation Initiative (including risks related to disruptions to our business or operations or related to any delays in implementation), war in Ukraine (including the related responses of consumers, customers, and suppliers and sanctions issued by the U.S., the European Union, Russia or other countries), pandemics, epidemics, fluctuations in foreign currency exchange rates, the prices and availability of our raw materials, supply chain disruptions, disruptions in the capital and credit markets, counterparty defaults (including customers, suppliers and financial institutions with which we do business), failure to realize the expected benefits or synergies from our acquisition and disposition activity, impairment of goodwill and intangible assets and our projections of operating results and other factors that may affect our impairment testing, changes in customer preferences, severe weather conditions, regional instabilities and hostilities (including the war in Israel), government trade or similar regulatory actions, potential competitive pressures on selling prices for our products, energy costs, general economic and political conditions globally and in the markets in which we do business, as well as our ability to maintain key customer relationships, could affect the realization of these estimates. These factors, together with those described in our Annual Report on Form 10-K under Item 1A, “Risk Factors,” in any applicable prospectus supplement and in our other SEC filings, could cause our future results to differ from those expressed in these forward-looking statements. Other factors not presently known to us or that we presently consider immaterial could also affect our business operations and financial results. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them.
Description of Kimberly-Clark
We are a global company focused on delivering products and solutions that provide better care for a better world through product innovation and building our brands. We are principally engaged in the manufacturing and marketing of a wide range of products made from natural or synthetic fibers and materials using advanced technologies in fibers, nonwovens and absorbency. Fueled by ingenuity, creativity, and an understanding of people’s most essential needs, we create products that help individuals experience more of what’s important to them. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Intimus, Plenitud, Sweety, Softex, Viva and WypAll, encompass five global daily-need product categories: Baby & Child Care, Adult Care, Feminine Care, Family Care, and Professional. We strive to use sustainable practices that support a healthy planet, build strong communities, and ensure our business will thrive for decades to come.
In the fourth quarter of 2024, we realigned our internal operating and management structure to streamline our global supply chain and improve the efficiency of our corporate and regional overhead cost structures. As a result of this realignment, we manage and report our operations through three reportable segments defined by geographic regions and product groupings: North America, International Personal Care and International Family Care and Professional.

The principal sources of revenue in each segment are described below:
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North America consists of products encompassing each of our five global daily-need categories across consumer and professional channels including disposable diapers, training and youth pants, swimpants, baby wipes, feminine and incontinence care products, reusable underwear, facial and bathroom tissue, paper towels, napkins, wipers, tissue, towels, soaps and sanitizers and other related products. These products are sold under the Huggies, Pull-Ups, GoodNites, Kotex, Poise, Depend, Kleenex, Scott, Cottonelle, Viva, Wypall and other brand names.

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International Personal Care consists of three core categories — Baby & Child Care, Adult Care and Feminine Care, including disposable diapers, training and youth pants, swimpants, baby wipes, feminine and incontinence care products, reusable underwear and other related products. These products are sold under the Huggies, Kotex, Goodfeel, Intimus, Depend and other brand names.

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International Family Care and Professional consists of two core categories — Family Care and Professional, including facial and bathroom tissue, paper towels, napkins, wipers, tissue, towels, soaps and sanitizers and other related products. These products are sold under the Kleenex, Scott, Viva, Andrex, Scottex, Wypall and other brand names.

These reportable segments were determined in accordance with how our Chief Executive Officer, who is our chief operating decision maker, develops and executes global strategies to drive growth and profitability. These strategies include global plans for branding and product positioning, technology, research and development programs, cost reductions including supply chain management, and capacity and capital investments for each of these businesses.
Products for household use are sold directly to supermarkets, mass merchandisers, drugstores, warehouse clubs, variety and department stores and other retail outlets, as well as through other distributors and e-commerce. Products for professional use are sold through distributors, directly to manufacturing, lodging, office building, food service, and high-volume public facilities, and through e-commerce.
Kimberly-Clark was incorporated in Delaware in 1928. Our principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and our telephone number is (972) 281-1200.
Use of Proceeds
Unless we state otherwise in a prospectus supplement, we intend to use the net proceeds from the sales of securities offered by this prospectus for general corporate purposes, which may include working capital, acquisitions, repurchases of common stock, capital expenditures and the repayment of indebtedness.
Description of Debt Securities
The general provisions of the debt securities are described below. The specific terms of the debt securities and the extent, if any, to which the general provisions may not apply will be described in a prospectus supplement.
The debt securities will be issued under the first amended and restated indenture dated as of March 1, 1988, as amended by the first, second and eighth supplemental indentures dated as of November 6, 1992, May 25, 1994 and October 27, 2021 respectively.
We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. For information on obtaining a copy of the indenture, see “Where You Can Find More Information” in this prospectus.
General
The debt securities will be unsecured obligations and will rank equally and ratably with all of our other currently outstanding unsecured and unsubordinated debt. In addition to the debt securities that we may offer under this prospectus, we may issue additional debt in an unlimited amount in one or more series under the indenture or other agreements. This additional debt may contain provisions different from those included in the indenture or applicable to one or more series of debt securities.
Prospectus Supplement
You should refer to the prospectus supplement for the following specific terms of the debt securities:
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the title;

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the aggregate principal amount;

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the initial offering price(s) at which they will be sold;

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the date(s) on which the principal will be payable;

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the rate(s) (which may be fixed or variable) at which they will bear interest, if any, and the date(s) from which the interest, if any, will accrue;

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the date(s) on which the interest, if any, will be payable and any record dates for the interest payments;

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any sinking fund or similar provisions, whether mandatory or at your option, along with the periods, prices and terms of redemption, purchase or repayment;

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any provisions for redemption or purchase, at our option or otherwise, including the periods, prices and terms of redemption or purchase;

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the amount or percentage payable if their maturity is accelerated, if other than the entire principal amount;

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the currency of our payments of principal, premium, if any, and interest, and any index used to determine the amounts of such payments;

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any defeasance provisions with respect to the amount we owe, restrictive covenants and/or events of default; and

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any other terms in addition to those described in this prospectus.

We may issue debt securities as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations relating to any original issue discount securities will be described in the applicable prospectus supplement.
Unless otherwise indicated in the prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily protect you in the event of a highly leveraged or other transaction to which we are or may become a party.
Restrictive Covenants
Meanings of Terms.
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When we use the term “attributable debt” in the context of a sale and lease-back transaction, we mean the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and lease-back transaction, as determined by us in good faith) of our obligation thereunder for rental expenses. We exclude from this calculation any amounts we pay for maintenance and repairs, insurance, taxes, assessments, water rates or similar charges, or amounts contingent upon sales amounts.

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When we use the term “consolidated net tangible assets,” we mean the total amount of our assets minus (a) applicable reserves, (b) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness) and (c) intangible assets. Our consolidated net tangible assets include any attributable debt with respect to a sale and lease-back transaction that is not capitalized on our balance sheet.

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When we use the term “principal property,” we mean any of our mills, manufacturing plants, manufacturing facilities or timberland, located within the United States having a gross book value in excess of 1% of our consolidated net tangible assets and which is owned by us or any restricted subsidiary. However, if our board of directors decides that any facility is not of material importance, it will not be considered a principal property.

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When we use the term “restricted subsidiary,” we mean any of our subsidiaries (a) which has substantially all of its property or conducts substantially all of its business in the United States, and (b) which owns a principal property. The term does not include subsidiaries whose business consists principally of financing operations outside the United States or leasing or financing installment receivables.

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When we use the term “sale and lease-back transaction,” we mean any arrangement where we or any restricted subsidiary lease a principal property from a third party and the principal property has been or is to be sold or transferred by us or the restricted subsidiary to the third party with the intention of taking back the lease. The term does not include temporary leases of three years or less, including any renewal thereof, or certain intercompany leases.

Liens.   Section 1004 of the indenture provides that we will not, and will not permit any restricted subsidiary to, issue, assume or guarantee any debt secured by a mortgage, security interest, pledge or lien (hereafter called a “mortgage”) of or on any principal property, or any shares of capital stock or debt of any restricted subsidiary, without also providing that the debt securities (together with, if we determine, any other indebtedness issued, assumed or guaranteed by us or any restricted subsidiary and then existing or thereafter created) shall be secured by the mortgage equally and ratably with or prior to such debt. This restriction does not apply to:
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mortgages on any property acquired, constructed or improved by, or on any shares of capital stock or debt acquired by, us or any restricted subsidiary to secure (a) the payment of the purchase price of the property, shares or debt or (b) debt which finances all or any part of (i) the purchase price of the property, shares or debt, or (ii) the cost of constructing or improving the property, and which debt is incurred prior to or within 360 days after the acquisition, completion of construction or commencement of commercial operation of the property;

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mortgages on any property, shares of capital stock or debt existing at the time we or any restricted subsidiary acquires the property, shares or debt;

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mortgages on property of a corporation existing at the time that corporation merges or consolidates with us or any restricted subsidiary or at the time that corporation sells or transfers all or substantially all of its properties to us or any restricted subsidiary;

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mortgages on any property, shares of capital stock or debt of any corporation existing at the time that corporation becomes a restricted subsidiary;

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mortgages to secure intercompany debt among us and/or any of our restricted subsidiaries;

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mortgages in favor of governmental bodies to secure advance or progress payments or to secure the purchase price of the mortgaged property; and

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extensions, renewals or replacements of any existing mortgage or any mortgage referred to above.

In addition, we or any restricted subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee debt secured by a mortgage not excepted above, if the aggregate amount of the debt, together with (a) all other debt secured by mortgages not so excepted, and (b) the attributable debt with respect to sale and lease-back transactions, does not at the time exceed 5% of our consolidated net tangible assets. For purposes of clause (b) of this calculation, certain sale and lease-back transactions in which the attributable debt has been applied to the optional prepayment or retirement of long-term debt are excluded.
Arrangements under which we or any restricted subsidiary transfer an interest in timber but retain an obligation to cut the timber in order to provide the transferee with a specified amount of money will not create a mortgage or a sale and lease-back transaction under the indenture.

Sale and Lease-Back Transactions.   Section 1005 of the indenture provides that neither we nor any restricted subsidiary may engage in sale and lease-back transactions with respect to any principal property unless:
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we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property pursuant to the exceptions described in “Liens” above;

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we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property in an amount at least equal to the attributable debt with respect to the transaction; or

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within 360 days after the effective date of the transaction, we or the restricted subsidiary apply an amount equal to the attributable debt with respect to the transaction to the optional prepayment or retirement of our long-term debt or that of any restricted subsidiary.

Consolidations, Mergers and Sales of Assets
Section 801 of the indenture provides that we may consolidate with or merge into, and sell or transfer all or substantially all of our property and assets to, any other corporation. The corporation formed by the consolidation or into which we merge, or the corporation which acquires all or substantially all of our property and assets, must assume, by execution of a supplemental indenture, our obligations to:
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pay the principal of and premium, if any, and interest on the debt securities when due; and

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perform and observe all the terms, covenants and conditions of the indenture.

If, upon the consolidation, merger, sale or transfer, any principal property or any shares of capital stock or debt of any restricted subsidiary would become subject to a mortgage, security interest, pledge or lien securing any debt of, or guaranteed by, the other corporation, we must secure, prior to the consolidation, merger, sale or transfer, the payment of the principal of and premium, if any, and interest on the debt securities equally and ratably with or prior to the debt secured by the mortgage, security interest, pledge or lien. This provision would not apply to any mortgage which would be permitted under “Liens” above.
Events of Default
Section 501 of the indenture provides that the following are events of default with respect to debt securities of any series:
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our failure to pay principal of or premium, if any, on any debt security of that series at maturity;

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our failure to pay interest on any debt security of that series when due, continued for 30 days;

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our failure to make any sinking fund payment, when due, in respect of any debt security of that series;

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our failure to perform any other covenant or agreement in the indenture that is applicable to debt securities of that series, continued for 90 days after written notice;

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certain events involving bankruptcy, insolvency or reorganization; and

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any other event of default applicable to debt securities of that series.

An event of default with respect to a particular series of debt securities (except as to matters involving bankruptcy, insolvency or reorganization) does not necessarily mean that there is an event of default with respect to any other series of debt securities.
If an event of default occurs and continues, the trustee or the holders of at least 25% of the outstanding debt securities of that series may declare those debt securities to be due and payable. However, at any time after such a declaration of acceleration has been made, but before the stated maturity of the debt securities, the holders of a majority of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul the acceleration if all events of default with respect to the debt securities, other than the non-payment of accelerated principal, have been cured or waived. You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities upon the occurrence and continuance of an event of default.
Subject to the trustee’s duties in the case of an event of default, the trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any holder unless one or more of them shall have offered reasonable indemnity to the trustee. Subject to this indemnification provision and certain other rights of the trustee, the holders of a majority of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture, unless:
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the holder shall have previously notified the trustee of a continuing event of default with respect to debt securities of that series and the holders of at least 25% of the outstanding debt securities of that series shall have requested, and offered reasonable indemnity to, the trustee to institute the proceeding;

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the trustee shall not have received from the holders of a majority of the outstanding debt securities of that series a direction inconsistent with the request; and

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the trustee shall have failed to institute the proceeding within 60 days.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the applicable due dates and to sue for the enforcement of any such payment.
The indenture requires us to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any non-monetary default with respect to debt securities of the series if it considers it in the interest of the holders to do so.
Defeasance and Covenant Defeasance
Section 402 of the indenture provides that we may be discharged from most of our obligations in respect of the outstanding debt securities of any series if we irrevocably deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, on and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. This arrangement requires that we (a) deliver to the trustee an opinion of counsel that we have received an Internal Revenue Service ruling, or a ruling of the Internal Revenue Service has been published that in the opinion of counsel establishes, that holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit, defeasance and discharge, (b) deliver to the trustee an opinion of counsel that the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit, defeasance and discharge, and (c) deliver to the trustee an officer’s certificate and opinion of counsel, each stating that all conditions precedent to the deposit, defeasance and discharge have been met.
Section 1006 of the indenture provides that we need not comply with certain restrictive covenants, including those described under “Liens” and “Sale and Lease-back Transactions” above, and that our failure to comply would not be an event of default under the outstanding debt securities of any series, if we deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, on and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. Our other obligations under the indenture and the outstanding debt securities of the series would remain in full force and effect. This arrangement requires that we deliver to the trustee (a) an opinion of counsel that (i) the holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit and defeasance, (ii) the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit and defeasance, and (b) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the defeasance have been complied with.
In the event the outstanding debt securities of the applicable series are declared due and payable because of the occurrence of an event of default, the amount of money and government securities on deposit with the trustee may not be sufficient to pay amounts due on the outstanding debt securities of the series at the time of the acceleration resulting from the event of default. However, we will remain liable to pay these amounts.
Amendments to the Indenture and Waiver of Covenants
Section 902 of the indenture provides that we may amend the indenture with the consent of the holders of at least 66 2∕3% of the outstanding debt securities of each series affected by the amendments. However, unless we have the consent of each holder of the affected debt securities, we may not:
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change the maturity date of the principal amount of, or any installment of principal of or interest on, any debt security;

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reduce the principal amount of or premium, if any, or any interest on, any debt security or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration;

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change the place or currency of payment of the principal of or premium, if any, or interest on, any debt security;

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impair the right to sue for payment with respect to any debt security after its maturity date; or

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reduce the percentage of outstanding debt securities of any series which is required to consent to an amendment of the indenture or to waive our compliance with certain provisions of the indenture or certain defaults.

The holders of 66 2∕3% of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive covenants of the indenture. The holders of a majority of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except (a) a default in the payment of the principal of or premium, if any, or interest on any debt security of that series, or (b) in respect of a provision which under the indenture cannot be amended without the consent of each holder of the affected debt securities.
Payments, Transfer and Exchange
Unless otherwise indicated in the prospectus supplement, we will make payments of principal and premium, if any, and interest on the debt securities, and you may exchange and transfer the debt securities, at the office of the trustee at U.S. Bank National Association, 13737 Noel Road, 8th Floor, Dallas, Texas 75240. We may elect to pay any interest by check mailed by first class mail to the address of the person entitled to receive the payment as it appears in the trustee’s security register.
We will not charge you for any transfer or exchange of debt securities, but we may require you to pay any related tax or other governmental charge.
Form of Debt Securities
The debt securities will be issued in registered form. We will issue debt securities only in denominations of $1,000 or integral multiples of that amount, unless the prospectus supplement states otherwise.
Unless the prospectus supplement otherwise provides, debt securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we will issue global securities in the total principal amount of the debt securities distributed in that series.

Global Securities
In General.   Debt securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more certificates for the series registered in the name of the depositary or its nominee. Debt securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor. Unless otherwise identified in the prospectus supplement, the depositary will be The Depository Trust Company (“DTC”).
If a depositary for a series of debt securities is unwilling or unable to continue as depositary, we will issue that series of debt securities in registered form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue debt securities in registered form.
Ownership of the Global Securities; Beneficial Ownership.   So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. We and the trustee are only required to treat the depositary or its nominee as the legal owner of the debt securities for all purposes under the indenture.
A purchaser of debt securities represented by a global security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture and will not be able to transfer or exchange the global security, unless the prospectus supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary, the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or an owner of a beneficial interest in the global securities desires to take any action that the depositary, as the holder of the global securities, is entitled to take, the depositary would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.
Book-Entry System
Upon the issuance of the global securities, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global securities through such participants).
We expect that the depositary, upon receipt of any payment of principal or interest in respect of the global securities, will credit immediately participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants. None of Kimberly-Clark, the trustee or any agent of Kimberly-Clark or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owned through such participants.
The debt securities represented by the global securities are exchangeable for certificated debt securities in definitive registered form of like tenor as such securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act or (ii) we in our discretion at any time determine not to have all of the debt securities represented by the global securities and we notify the trustee thereof. Any global securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated debt securities registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.
Unless and until they are exchanged in whole or in part for certificated debt securities in definitive form, the global securities may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary or any nominee of that successor.
Same-Day Settlement and Payment
Settlement by the purchasers of the debt securities will be made in immediately available funds. All payments by us to the depositary of principal and interest will be made in immediately available funds.
The debt securities will trade in the depositary’s settlement system until maturity, and therefore the depositary will require secondary trading activity in the debt securities to be settled in immediately available funds.
The Depository Trust Company
The following is based on information furnished by DTC and applies to the extent it is the depositary, unless otherwise stated in the prospectus supplement:
Registered Owner.   The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC’s partnership nominee. No single global security will be issued in a principal amount of more than $500 million. The trustee will deposit the global securities with DTC. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.
DTC Organization.   DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of that law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.
DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with DTC’s participants. The rules that apply to DTC and its participants are on file with the SEC.
DTC Activities.   DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates.
Participants’ Records.   The debt securities must be purchased by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The beneficial owner’s ownership interest in the debt securities is in turn recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmations from DTC of their purchases, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they purchased the debt securities. Transfers of ownership interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interests of the beneficial owners in the debt securities will not be issued unless the use of global securities is suspended, as discussed above.
DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the debt securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.
Notices Among DTC, Participants and Beneficial Owners.   Notices and other communications by DTC, its participants and the beneficial owners will be governed by standing arrangements among them, subject to any legal requirements in effect.
Voting Procedures.   Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after any applicable record date. That proxy assigns Cede & Co.’s consenting or voting rights to the direct participants to whose accounts the securities are credited on the record date.
Payments.   Principal and interest payments made by us will be delivered to Cede & Co. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in “street name.” Those payments will be the responsibility of that participant, and not DTC, the trustee or us, subject to any legal requirements in effect at that time. We are responsible for paying principal, premium, if any, and interest to the trustee, which is responsible for making those payments to Cede & Co. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.
Governing Law
New York law will govern the indenture and the debt securities.
The Trustee
U.S. Bank National Association (as the successor trustee) serves as the trustee under the indenture with respect to the 2.000% Notes due November 2, 2031 and all subsequent series of debt securities that are issued under the indenture. The Bank of New York Mellon Trust Company, N.A. serves as the trustee under the indenture with respect to debt securities issued prior to October 27, 2021 and outstanding under the indenture. We may have normal banking relationships with each of the trustees and their affiliates in the ordinary course of business.
Description of Capital Stock
Set forth below is a description of our capital stock. The following description is a summary and is subject to the provisions of our Amended and Restated Certificate of Incorporation, our By-Laws and the relevant provisions of the law of the State of Delaware.
Common Stock
We are currently authorized to issue up to 1,200,000,000 shares of common stock, par value $1.25 per share. As of January 31, 2025, we had outstanding 331,684,601 shares of our common stock. The shares of common stock outstanding are fully paid and nonassessable.
Holders of our common stock are entitled to share equally and ratably in any dividends and in any assets available for distribution to stockholders on liquidation, dissolution or winding-up, subject, if preferred stock is then outstanding, to any preferential rights of such preferred stock. Each share of common stock entitles the holder of record to one vote at all meetings of stockholders, and the votes are noncumulative. The common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.
Dividends may be paid on our common stock out of funds legally available for dividends, as and when declared from time to time by our board of directors.
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Preferred Stock
We are also authorized to issue up to 20,000,000 shares of preferred stock, no par value per share, in one or more series. If preferred stock is issued, our board of directors may fix the designation, relative rights, preferences and limitations of the shares of each series. As of January 31, 2025, no shares of preferred stock were issued and outstanding.
Anti-Takeover Provisions
The provisions of Delaware law and our Amended and Restated Certificate of Incorporation and By-Laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest.
Director Nominations.   Our stockholders may nominate candidates for our board of directors or propose business to be acted upon at an annual or special meeting only if the stockholders follow the advance notice procedures described in our Amended and Restated Certificate of Incorporation together with the additional procedural and disclosure requirements under our By-Laws.
Individuals who are nominated by our board of directors, or who are nominated by a stockholder who has given to the secretary of Kimberly-Clark timely written notice, in proper form pursuant to the foregoing requirements and procedures, prior to an annual or special meeting of stockholders at which directors are to be elected, will be eligible for election to our board of directors. Although our Amended and Restated Certificate of Incorporation and By-Laws do not give our board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the advance notice procedures set forth therein may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Kimberly-Clark.
In addition to the director nomination provisions described above, our By-Laws permit any stockholder or group of up to twenty stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under the proxy access provisions of our By-Laws is the greater of two or 20% of the total number of Kimberly-Clark directors on the last day a notice of nomination may be submitted. Generally, notice of a nomination must contain the information described above, along with certain additional information specified in our By-Laws. Director nominations that are late or that do not include all required information may be rejected. This could prevent stockholders from making director nominations.
No Action by Written Consent.   Our Amended and Restated Certificate of Incorporation states that action may be taken by stockholders only at annual or special meetings of the stockholders, and that stockholders may not act by written consent.
Special Meetings of Stockholders.   Our Amended and Restated Certificate of Incorporation and our By-Laws vest the power to call special meetings of stockholders in our chairman of the board, our chief executive officer, our board of directors or, subject to certain restrictions contained in our By-Laws, the holders of not less than 15% of our issued and outstanding shares of capital stock entitled to vote to request that a special meeting of stockholders be called. Each request for a special meeting must contain certain information about the requesting stockholders described in our By-Laws.

Certain Anti-Takeover Effects of Delaware Law.   We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date when the person became an interested stockholder, unless:
•
either the business combination or the transaction which caused the stockholder to become an interested stockholder is approved by the board of directors prior to the date the interested stockholder obtained that status;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for the purposes of determining voting stock outstanding (but not voting stock owned by the interested stockholder) shares owned by certain insiders and certain employee stock plans; or

•
on or subsequent to such date, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.
The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Description of Warrants
We may issue warrants, in one or more series, for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, these securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between us and a banking institution or trust company, as warrant agent. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
A prospectus supplement accompanying this prospectus relating to a particular series of warrants will describe the terms of those warrants, including:
•
the title and the aggregate number of warrants;

•
the securities for which such warrants are exercisable;

•
the date or dates on which the right to exercise such warrants commence and expire;

•
the price or prices at which such warrants are exercisable;

•
the currency or currencies in which such warrants are exercisable;

•
the periods during which and places at which such warrants are exercisable;

•
the terms of any mandatory or optional call provisions;

•
the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•
the identity of the warrant agent; and

•
the exchanges, if any, on which such warrants may be listed.

Plan of Distribution
We may offer and sell the securities from time to time as follows:
•
through agents;

•
to dealers;

•
to underwriters;

•
directly to other purchasers; or

•
through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices;

•
at prices determined by an auction process; or

•
at negotiated prices.

Through Agents
We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (the “Securities Act”). Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.
To Dealers
The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.
To Underwriters
We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.
Direct Sales
We may sell securities directly to you, without the involvement of underwriters or agents.
General Information
Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Legal Matters
The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, such counsel will be named in the applicable prospectus supplement.
Experts
The financial statements, and the related financial statement schedules, incorporated by reference in this Prospectus, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

KIMBERLY-CLARK CORPORATION
Debt Securities
Common Stock
Preferred Stock
Warrants

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.
Other Expenses of Issuance and Distribution

The following table lists the estimated expenses to be incurred by the registrant in connection with the issuance and distribution of securities registered under this registration statement, other than underwriting discounts and commissions:
Securities and Exchange Commission registration fee	$	*
Accounting fees and expenses		**
Trustee and Warrant Agent fees and expenses (including counsel fees)		**
Legal fees and expenses		**
Printing and engraving fees		**
Rating agency fees		**
Miscellaneous		**
Total		**

*
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

**
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time.

ITEM 15.
Indemnification of Directors and Officers

The registrant’s By-Laws (the “By-Laws”) provide, among other things, that the registrant shall (i) indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or witness, or is threatened to be made a party or witness, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against all liability, loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or witness, or is threatened to be made a party or witness, or is otherwise involved in, any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against all liability, loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, the registrant is not required to indemnify any director or officer of the registrant in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer against the registrant or any directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the registrant or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits.
The By-Laws further provide that (i) expenses (including attorneys’ fees) incurred by any current or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the registrant, to the fullest extent permitted by applicable law, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the registrant and (ii) the indemnification and advancement of expenses provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification shall be entitled, or may thereafter acquire under any statute, provision of the registrant’s Amended and Restated Certificate of Incorporation, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
The By-Laws further provide that any repeal or modification of the indemnification provisions of the By-Laws will not adversely affect any right or protection thereunder of a director or officer of the registrant in respect of any action, suit or proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or relating to any acts or omissions occurring prior to such repeal or modification, and the rights to indemnification and advancement of expenses pursuant to the indemnification provisions of the By-Laws will vest at the time any such person becomes a director or officer of the registrant.
Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the registrant of directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.
The registrant has purchased insurance which purports to insure the registrant against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and directors of the registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of the registrant includes a provision that eliminates the personal liability of each of the registrant’s directors and officers for monetary damages for breach of such director’s or officer’s fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

ITEM 16.
Exhibits

Exhibit No.	Document
4.1	Amended and Restated Certificate of Incorporation of Kimberly-Clark, dated May 2, 2024 (incorporated by reference to Exhibit (3)a to the Current Report on Form 8-K filed on May 2, 2024).
4.2	By-Laws of Kimberly-Clark, as amended April 29, 2021 (incorporated by reference to Exhibit No. (3)b to the Current Report on Form 8-K dated April 29, 2021).
4.3	First Amended and Restated Indenture dated as of March 1, 1988 (the “Indenture”) between Kimberly-Clark and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as Trustee (originally executed with Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit No. 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).
4.4	Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5) (incorporated by reference to Exhibit No. 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).
4.5	First Supplemental Indenture, dated as of November 6, 1992, to the Indenture (incorporated by reference to Exhibit No. 4.3 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).
4.6	Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit No. 4.4 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).
4.7	Eighth Supplemental Indenture, dated as of October 27, 2021, to the Indenture, among Kimberly-Clark, The Bank of New York Mellon Trust Company, N.A., as successor trustee, and U.S. Bank National Association, as successor trustee (incorporated by reference to Exhibit No. 4.3 to the Current Report on Form 8-K filed on November 2, 2021).
4.8	Instrument of Resignation, Appointment and Acceptance dated as of December 12, 1995 among Kimberly-Clark, Bank of America National Trust and Savings Association and The First National Bank of Chicago, as successor Trustee (incorporated by reference to Exhibit No. 4.5 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in its opinion filed as Exhibit 5.1).
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association.
107	Filling Fee Tables.

The registrant will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the forms of any debt securities, preferred stock or warrants and (iii) any additional required opinions of counsel with respect to the legality of, or certain tax matters relative to, the securities offered hereby.
ITEM 17.
Undertakings

(a)   The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Kimberly-Clark Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on the 13th day of February 2025.
KIMBERLY-CLARK CORPORATION
By:
/s/ Nelson Urdaneta

Nelson Urdaneta
Senior Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael D. Hsu Michael D. Hsu	Chairman of the Board and Chief Executive Officer and Director (principal executive officer)	February 13, 2025
/s/ Nelson Urdaneta Nelson Urdaneta	Senior Vice President and Chief Financial Officer (principal financial officer)	February 13, 2025
/s/ Andrew S. Drexler Andrew S. Drexler	Vice President and Controller (principal accounting officer)	February 13, 2025
Directors
Sylvia M. Burwell John W. Culver Mae C. Jemison, M.D. Deeptha Khanna S. Todd Maclin Deirdre A. Mahlan	Sherilyn S. McCoy Christa S. Quarles Jaime A. Ramirez Joseph Romanelli Dunia A. Shive Mark T. Smucker
By: /s/ Grant B. McGee Grant B. McGee, Attorney-in-Fact	February 13, 2025